STATEMENT OF RESOLUTION
                     ESTABLISHING SERIES OF PREFERRED STOCK
                                       OF
                          TELSCAPE INTERNATIONAL, INC.


TO  THE  SECRETARY  OF  STATE
OF  THE  STATE  OF  TEXAS:

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act (the "TBCA"), the undersigned corporation submits the following statement for the purpose of establishing and designating a series of Preferred Stock and fixing and determining the rights and preferences thereof:

     A.     The  name  of  the  Company  is  Telscape  International,  Inc.

     B. The following resolution establishing and designating a series of shares of Preferred Stock and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors of the Company as of December 22, 1999, such Board approval being all necessary action on the part of the Company to adopt such resolution:

     "RESOLVED, that pursuant to the authority granted to and vested in the Board, in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock, with a par value of $0.001 per share, of the Company be, and hereby is, established and given the distinctive designation of Class D Convertible Senior Preferred Stock (the "Class D Preferred Stock"). This series consists of 15,000 shares with the following relative rights and preferences:

     Section 1.  Dividends.
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             a.  Priority  of  Dividends.  No dividends shall be declared or set
                 -----------------------
aside for the Common Stock or any other class or series of the Company's capital stock which ranks junior to the Class D Preferred Stock (collectively, the "Junior Stock") unless prior thereto all accumulated and unpaid dividends on the Class D Preferred Stock shall be declared, set aside and paid. So long as any Class D Preferred Stock remains outstanding, without the prior written consent of the holders of sixty-six and two-thirds percent (66 2/3%) (a
"Supermajority") of the outstanding shares of Class D Preferred Stock, the Company shall not, nor shall it permit any of its subsidiaries to, redeem, purchase or otherwise acquire directly or indirectly any Junior Stock, nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock, if at the time of any such redemption, purchase, acquisition, dividend or distribution the Company has failed to pay the full amount of dividends accumulated on the Class D Preferred Stock or the Company has failed to make any redemption of the Class D Preferred Stock required hereunder.

             b. If the Board of Directors determines to pay dividends due and payable pursuant to this Section 1 in cash, and in the event that funds legally available for distribution of such dividends on any Dividend Payment Date (as defined in paragraph (c) of this Section 1) are insufficient to fully pay the cash dividend due and payable on such Dividend Payment Date to all holders of outstanding Class D Preferred Stock, then all funds legally available for distribution shall be paid in cash to holders of Class D Preferred Stock in accordance with the number of shares of Class D Preferred Stock held by each such holder. Any remaining dividend amount owed to holders of the Class D Preferred Stock shall be accrued in accordance with paragraph (c) of this
Section 1. The holders of the Class D Preferred Stock shall have senior preference and priority to the dividends of the Company over any Junior Stock and pari passu with the Class C Convertible Senior Preferred Stock (the "Class C
    ---- -----
Preferred Stock"), the Class E Convertible Senior Preferred Stock (the "Class E Preferred Stock") and the Class F Convertible Senior Preferred Stock (the "Class F Preferred Stock").

             c.  Stock  Dividend  Rate;  Dividend Payment Dates.  Each holder of
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Class D Preferred Stock shall be entitled to receive when and as declared by the Board, out of funds legally available therefor, cumulative dividends, in preference and priority to dividends on any Junior Stock, and pari passu with
                                                                 ---- -----
the dividends on the Class C Preferred Stock, the Class E Preferred Stock and the Class F Preferred Stock that shall accrue daily, and compound quarterly, on each share of the Class D Preferred Stock at the rate of twelve percent (12%) per annum (subject to adjustment pursuant to Section 8) on the sum of the Liquidation Price (as defined) thereof plus all accumulated and unpaid dividends thereon, from and including the date on which such stock was first issued (the "Original Issue Date") to and including the date on which such share ceases to be outstanding. The accrued dividends will be appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassifications, mergers, consolidations and other similar events (each, a "Recapitalization Event" and collectively, "Recapitalization Events") which affect the number of outstanding shares of the Class D Preferred Stock. Accrued dividends on the Class D Preferred Stock shall be payable out of funds legally available therefor on June 30, 2000 and thereafter quarterly on September 30, December 31, March 31, and June 30 of each year (each a "Dividend Payment Date"), to the holders of record of the Class D Preferred Stock as of the close of business on the applicable record date. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends, and such dividends shall be fully cumulative and shall accrue on a daily basis based on a 365-day or 366-day year, as the case may be, without regard to the occurrence of a Dividend Payment Date and whether or not such dividends have been declared and whether or not there are any unrestricted funds of the Company legally available for the payment of dividends. The amount of dividends "accrued" with respect to any share of Class D Preferred Stock as of the first Dividend Payment Date after the Original Issue Date, or as of any other date after the Original Issue Date that is not a Dividend Payment Date, shall be calculated on the basis of the actual number of days elapsed from and including the Original Issue Date, in the case of the first Dividend Payment Date and any date of determination prior to the first Dividend Payment Date, or from and including the last preceding

Dividend Payment Date, in the case of any other date of determination, to and including such date of determination which is to be made, in each case based on a year of 365 or 366 days, as the case may be. Whenever the Board declares any dividend pursuant to this Section 1, notice of the applicable record date and related Dividend Payment Date shall be given in accordance with Section 4(k) hereof.

             d.  Pro  Rata  Declaration and Payment of Dividends.  All dividends
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paid  with  respect  to  shares  of the Class D Preferred Stock pursuant to this
Section  1  shall be declared and paid pro rata to all the holders of the shares
                                       --- ----
of  Class  D  Preferred  Stock  outstanding  as  of  the applicable record date.

             e.  Payment  of  Dividends with Additional Shares.  Notwithstanding
                 ---------------------------------------------
any other provision of this Section 1, in the sole discretion of the Company's Board of Directors, any dividends accruing on the Class D Preferred Stock may be paid in lieu of cash dividends by the issuance on the applicable Dividend Payment Date, ratably among the holders of Class D Preferred, of that number of additional shares of Class D Preferred Stock (including fractional shares) ("Additional Shares") in an aggregate number equal to (i) the aggregate amount of the dividend to be paid divided by (ii) the Stated Value then existing as of such applicable Dividend Payment Date. If and when any Additional Shares are issued under this Section 1(e) for the payment of accrued dividends, such Additional Shares shall be deemed to be validly issued and outstanding and fully-paid and nonassessable.

     Section 2.    Liquidation,  Dissolution  or  Winding  Up.
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             a.  In  the  event  of  any  voluntary  or involuntary liquidation, dissolution or winding up of the Company, any merger as a result of which the majority of the stockholders of the Company are not the majority of the stockholders of the surviving entity, or consolidation of the Company with another entity (whether or not the Company is the surviving entity) or the sale of substantially all of its assets (each such event, a "Liquidation"), except as provided in paragraph (b) of this Section 2, the holders of shares of Class D Preferred Stock then outstanding shall be entitled, ratably in proportion to the number of shares of Class D Preferred Stock held by such holders, to be paid out of the assets of the Company available for distribution to its stockholders before payment to the holders of Junior Stock, and pari passu with the Class C
                                                     ---- -----
Preferred Stock, the Class E Preferred Stock and the Class F Preferred Stock, by reason of their ownership thereof, an amount equal to $3,000.00 per share of Class D Preferred Stock (subject to appropriate adjustment for any Recapitalization Events) (the "Stated Value"), plus an amount equal to all accumulated and unpaid dividends on such share of Class D Preferred Stock since the Original Issue Date thereof as of such time of determination (collectively, the "Liquidation Price" per share). Upon such payment, the Class D Preferred Stock will be retired.

             b. If upon any such Liquidation the remaining assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class D Preferred Stock the full amount to which they shall be entitled, then the entire assets of the Company shall be distributed among the holders of shares of Class D Preferred Stock and holders of all other classes of preferred stock of the Company ranking pari passu with
                                                                 ---- -----
the Class D Preferred Stock as set forth above, ratably in proportion to the full amount to which such holders are entitled.

             c. After the payment of all preferential amounts required to be paid to the holders of Class D Preferred Stock and other classes of preferred stock as set forth in paragraph b. above, upon a Liquidation, the holders of shares of the Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Company available for distribution to its shareholders.

             d. In the event of a distribution pursuant to this Section 2, such distribution shall be paid in cash or in the event and to the extent that cash is not available for distribution, in securities or property. Whenever such distribution shall be in securities or property other than cash, the value of such securities or property other than cash shall be the fair market value of such securities or other property as determined by the Board of Directors in good faith.

     Section 3.    Voting  Rights.
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             a. Each holder of shares of Class D Preferred Stock shall be entitled to votes equal in the aggregate to the number of votes to which the number of whole shares of Common Stock into which such shares of Class D Preferred Stock held by such holder are convertible would be entitled (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of the shareholders of the Company (and for purposes of written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Company for their action or consideration, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Company. Except as otherwise provided herein or required by law, holders of shares of Class D Preferred Stock shall vote with the holders of shares of Common Stock and any other class of stock of the Company entitled to vote and not as a separate class. Holders of shares of the Class D Preferred Stock shall have the right to vote as a class on all matters requiring their vote or approval under, and in the manner set forth in, the TBCA. Except as otherwise provided herein, any class vote pursuant to this Section 3 or required by law shall be determined by the holders of a Supermajority of the shares of capital stock of such class voting as a class as of the applicable record date.

             b. For so long as any shares of Class D Preferred Stock remain outstanding, the Company shall not amend, alter or repeal or otherwise change any provision of these Articles of Incorporation, as amended (whether by merger, consolidation or otherwise), the resolutions of its Board authorizing and designating the Class D Preferred Stock, or the preferences, special rights or other powers of the Class D Preferred Stock, in each case so as to affect adversely any of the rights, powers, preferences or privileges of the Class D Preferred Stock, without the written consent or affirmative vote of the holders of at least a Supermajority of the then outstanding shares of Class D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, in person or by proxy. For this purpose, without limiting the generality of the foregoing, amendments, alterations, repeals or other changes to any provision of these Articles of Incorporation, as amended (whether by merger, consolidation or otherwise), considered to affect adversely any of the rights, powers, preferences or privileges of the Class D Preferred Stock shall include, but are not limited to: (i) the creation, authorization, issuance, or increase in the authorized amount of, any preferred stock (except for increases in the authorized amount of and issuance of shares of Class D Preferred Stock solely for the purpose of paying dividends pursuant to Section 1(e) hereof) or any other class or series of any equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Company, having a preference or priority over or ranking pari passu with the Class D Preferred Stock as to the
                           ---- -----
right to receive dividends or amounts distributable upon Liquidation of the Company; (ii) those that reduce the dividend rates on the Class D Preferred Stock or cancel accumulated and unpaid dividends; (iii) those that change the relative seniority rights of the holders of the Class D Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company; or (iv) those that reduce the amount payable to the holders of the Class D Preferred Stock upon a Liquidation or change the seniority of the liquidation preferences of the holders of the Class D Preferred Stock relative to the rights upon a Liquidation of the holders of any other capital stock of the Company.

             c. In addition to and distinct from the matters described in Sections 3(a) and 3(b) above, holders of the Class D Preferred Stock shall have the right to designate two individuals to be members of the Board of Directors with each of Sandler (as defined) and Pensat (as defined), having the right to designate one of such two individuals to be a member of the Board of Directors. Each director duly designated to the Board of Directors by Sandler and Pensat in accordance with this Section 3(c) shall be subject to removal only at the request of Sandler and Pensat, respectively. If Sandler or Pensat, as the case may be, for any reason fails to designate anyone to fill any such directorship, such position shall remain vacant until such time as Sandler or Pensat, as the case may be, designates a director to fill such position and shall not be filled by resolution or vote of the Board of Directors or the Company's other shareholders. For purposes of this Section 3, "Sandler" shall mean Sandler Capital Partners IV, L.P. ("SCP IV") and Sandler Capital Partners IV FTE, L.P. ("SCP IV FTE") (together with their respective Affiliates (as defined)), or in the event that none of SCP IV or SCP IV FTE (together with their respective Affiliates) holds at least 35% in the aggregate of the Class D Preferred Stock originally issued to them, those holders holding more than 50% in the aggregate of the Class D Preferred Stock originally issued to Sandler. For purposes of this Section 3, "Pensat" shall mean Oger Pensat Holdings Ltd. (together with its respective Affiliates) or in the event Oger Pensat Holdings Ltd. (together with its respective Affiliates) does not hold at least 35% of the Class D Preferred Stock originally issued to Oger Pensat Holdings Ltd.(together with its respective Affiliates), those holders holding more than 50% in the aggregate of the Class D Preferred Stock originally issued to Oger Pensat Holdings Ltd. (together with its respective Affiliates). "Affiliate" means, with respect to any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, joint stock company, unincorporated organization or government or any agency or political subdivision thereof, or other entity or organization (each, a "Person"), any Person that, directly or indirectly, controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     Section 4.    Conversion  at  the  Option  of  a  Holder.
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     The holders of the Class D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

             a.  Right  to Convert.  Each share of Class D Preferred Stock shall
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be convertible at the option of the holder thereof, at any time, into such number of fully-paid and nonassessable shares of Common Stock as determined by dividing the Conversion Value (as defined) by the Conversion Price (as defined) then in effect (as appropriately adjusted in accordance with this Section 4). No additional consideration shall be paid by a holder of Class D Preferred Stock upon exercise of its respective Conversion Rights pursuant to this paragraph
(a).

                i. Conversion  Value.  The  "Conversion Value" for each share of
                   -----------------
Class D Preferred Stock shall be the Liquidation Price per share of Class D Preferred Stock.

                ii.  Conversion  Price.  The conversion price at which shares of
                      -----------------
Common Stock shall be deliverable upon conversion of Class D Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $6.26 (the "Conversion Price"). Such initial Conversion Price (and therefore the corresponding rate at which shares of Class D Preferred Stock may be converted into shares of Common Stock), shall be subject to adjustment as provided in this Section 4.

             b.  Fractional  Shares.  No fractional shares of Common Stock shall
                 ------------------
be issued upon conversion of the Class D Preferred Stock. In lieu of any fractional shares to which a holder of Class D Preferred Stock would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

             c.  Mechanics  of  Conversion.
                 -------------------------

                 i. In order for a holder of Class D Preferred Stock to convert shares of Class D Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Class D Preferred Stock at the office of the transfer agent for the Class D Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Class D Preferred Stock represented by such certificate or certificates and stating therein the name or names in which the holder desires the certificate or certificates for shares of the Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. Each date of receipt of such certificates and notice by the transferring agent (or by the Company if the Company serves as its own transfer agent) shall be a conversion date (each, a "Conversion Date"). The Company shall, as soon as practicable after each Conversion Date and no later than two (2) days after the Conversion Date, (i) issue and deliver at such office to such holder of Class D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share in accordance with paragraph (b) above, or (ii) in lieu of delivering physical certificates representing the shares of Common Stock, provided the Company's transfer agent is participating in the Depositary Trust Issuer Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion of the Class D Preferred Stock to the holder by crediting the account of the holder's prime broker with Depositary Trust Company through its Deposit Withdrawal Agent Commission system. Such conversion shall be deemed to have been made immediately prior to the close of business on the applicable Conversion Date, and the person entitled to receive certificates of Common Stock on such date shall be regarded for all corporate purposes as the holder of the number of shares of Common Stock to which it is entitled upon the conversion on such Conversion Date.

                ii. The Company shall, at all times when any of the Class D Preferred Stock shall remain outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class D Preferred Stock.

               iii. All shares of Class D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock and cash in lieu of fractional shares in exchange therefor. Any shares of Class D Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized Class D Preferred Stock, accordingly.

             d.  Adjustments  to  Conversion  Price  for  Diluting  Issues.
                 ---------------------------------------------------------

                 i.  Special Definitions. For purposes of this Section 4(d), the
                     --------------------
following  definitions  shall  apply:

                     (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined), excluding (1) options granted to employees, officers, directors or consultants of the Company or rights, warrants, or other convertible securities which, in each case, are outstanding as of the First Issue Date (as defined), (2) any warrants issued in connection with or as a direct result of the consummation of the merger contemplated by that certain Amended and Restated Agreement and Plan of Merger by and among the Company, Pointe Acquisition Corp., and Pointe Communications Corporation dated December 31, 1999 (the "Merger Agreement"), or (3) options granted to employees, officers, directors or consultants pursuant to stock option plans existing on the First Issue Date or adopted by the Board of Directors and approved by the Compensation Committee of the Board of Directors after the First Issue Date.

                     (2) "First Issue Date" shall mean the first date on which shares of Class D Preferred Stock were first issued.

                     (3) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities other than options excluded from the definition of "Option" in subparagraph (A) of this Section 4(d)(i) directly or indirectly convertible into or exchangeable for Common Stock.

                     (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subparagraph (iii) below, deemed to be issued) by the Company after the First Issue Date, other than shares of Common Stock issued or issuable:

                          (a)  upon  the  conversion  of  shares  of  Class  D
Preferred  Stock  outstanding;

                          (b)  as  a  dividend  or  distribution  on  Class  D
Preferred  Stock;

                          (c)  by  reason  of  a dividend, stock split, split-up
or  other distribution on shares of the Class D Preferred Stock or Common Stock;

                          (d)  upon  the  exercise  of options excluded from the
definition  of  "Option"  in  subparagraph  (A)  of  this  Section  4(d)(i);  or

                          (e)  in  connection  with  an  acquisition  or  other
transaction by the Company, in either case approved by the holders of at least a Supermajority of the then outstanding shares of the Class D Preferred Stock, unless the Company agrees to include such issuance in the definition of "Additional Shares of Common Stock" in connection with obtaining the approval of the holders of at least a Supermajority of the then outstanding shares of the Class D Preferred Stock to such acquisition or other transaction; or

                          (f)  by  reason  of a dividend,  stock split, split-up
or other distribution on shares of Common Stock excluded from the definition of "Additional Shares of Common Stock" by the foregoing clauses (1), (2), (3), (4) and (5) or this clause (6).

                 ii.  No  Adjustment  of Conversion Price.  No adjustment in the
                      ------------------------------------
number of shares of Common Stock into which the Class D Preferred Stock is convertible shall be made, by adjustment in the Conversion Price thereof: (A) unless the consideration per share (determined pursuant to subparagraph (v) below) for an Additional Share of Common Stock issued or deemed to be issued pursuant to subparagraph (iii) below by the Company is less than the Conversion Price in effect immediately prior to, the issuance of such Additional Share of Common Stock, or (B) if prior to such issuance, the Company receives written notice from the holders of at least a Supermajority of the then outstanding shares of Class D Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of such Additional Shares of Common Stock.

               iii.  Issue  of  Securities  Deemed Issue of Additional Shares of
                     -----------------------------------------------------------
Common  Stock.  If  the Company at any time or from time to time after the First
--------------
Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph (v) below) of such Additional Shares of Common Stock would be less than the Conversion Price in effect immediately prior to such issuance, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                     (1) No further adjustment in the Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                     (2) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the conversion price computed upon the original issuance thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                     (3) No readjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price on the original adjustment date; and

                     (4) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of any such Option or Convertible Security which had not been exercised or converted prior to such change been made upon the basis of such change in the number of shares of Common Stock, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                     (5) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue date thereof, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                          (a)  in  the  case  of  Convertible  Securities  or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company upon such exercise; or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                          (b)  in  the  case  of  Options  for  Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                iv.  Adjustment  of Conversion Price Upon Issuance of Additional
                     -----------------------------------------------------------
Shares  of  Common  Stock.  In the event the Company shall at any time after the
 ------------------------
First Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (iii) above, but excluding shares issued as a dividend or distribution as provided in paragraph (f) below or upon a stock split or combination as provided in paragraph (e) below), for a consideration per share (determined pursuant to subparagraph (v) below) less than the Conversion Price in effect immediately prior to such issuance, then and in each such case, such Conversion Price shall be reduced, concurrently with such issuance, to a Conversion Price equal to the price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance by the number of shares of Common Stock outstanding immediately prior to such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Class D Preferred Stock and the conversion or exercise of any Convertible Securities or Options), plus (2) the aggregate consideration received by the Company (as determined pursuant to subparagraph (v) below) upon such issuance, by (b) the number of shares of Common Stock outstanding immediately after such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Class D Preferred Stock and the conversion or exercise of any Convertible Securities or Options).

               No adjustment of the Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more. Any adjustments to the Conversion Price shall be rounded to the nearest $.01 per share.

                 v.  Determination  of  Consideration.  For  purposes  of  this
                     ---------------------------------
Section 4(d), the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                     (1)  Cash  and  Property.  Such  consideration  shall:
                          -------------------

                          (a)  insofar  as it consists of cash, be computed at
the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                          (b)  insofar  as  it consists of property other than
cash, be computed at the fair market value thereof at the time of such issuance, as is reasonably determined in good faith by the Board of Directors; and

                          (c)  in  the event Additional Shares of Common Stock
are issued together with other shares of securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as is reasonably determined in good faith by the Board of Directors.

                     (2)  Options and Convertible Securities.  The consideration
                          -------------------------------------
per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

                          (a)  the  total  amount,  if  any,  received  or
receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                          (b)  the  maximum  number  of  shares  of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

             e.  Adjustment  for  Stock Splits and Combinations.  If the Company
                 ----------------------------------------------
shall at any time or from time to time after the First Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the First Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

             f.  Adjustment  for  Certain  Dividends  and  Distributions. In the
                 -------------------------------------------------------
event the Company at any time, or from time to time after the First Issue Date, shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance, by multiplying the Conversion Price then in effect by a fraction:

                     (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                     (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

             g.  Adjustments  for  Other  Dividends  and  Distributions.  In the
                 ------------------------------------------------------
event the Company at any time or from time to time after the First Issue Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Class D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Class D Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Class D Preferred Stock.

             h.  Adjustment for Reclassification, Exchange, or Substitution.  If
                 ----------------------------------------------------------
the Common Stock issuable upon the conversion of the Class D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Class D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Class D Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

             i.  Adjustment  for  Merger  or  Reorganization.  In  case  of  any
                 -------------------------------------------
consolidation or merger of the Company with or into another corporation, each share of Class D Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Class D Preferred Stock would have been entitled if it had converted its shares immediately prior to such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Class D Preferred Stock, to the end that the provisions set forth in this
Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Class D Preferred Stock.

             j.  No  Impairment.  The  Company  will  not, by amendment of these
                 --------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Class D Preferred Stock.

             k.  Notice  of  Record  Date.  In  the  event:
                 ------------------------
                 i. that the Company shall propose to declare a dividend (or any other distribution) on its Common Stock, whether payable in cash, property, Common Stock or other securities of the Company, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                 ii. that the Company shall propose to subdivide or combine its outstanding shares of Common Stock;

                iii. that the Company shall propose to effect any reclassification or recapitalization of the Common Stock of the Company outstanding (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or any consolidation or merger of the Company into or with another corporation; or

                 iv. that the Company shall propose to effect the Liquidation of the Company; then in connection with each such event, the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Class D Preferred Stock and shall cause to be mailed to each of the holders of the Class D Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least ten (10) days prior to the record date specified in (1) below or at least twenty (20) days before the date specified in (2) below, a notice stating:

                     (1) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                     (2) the date on which such reclassification, consolidation, merger, or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or Liquidation.

             l.  Certificate  as  to  Adjustments.  Upon  the occurrence of each
                 --------------------------------
adjustment or readjustment pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Class D Preferred Stock furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments; (ii) the Conversion Price then in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Class D Preferred Stock.

             m.  Stock  to  be  Reserved.  The Company will at all times reserve
                 -----------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Class D Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class D Preferred Stock. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully-paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion
Price in effect at the time. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or market upon which the Common Stock may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Class D Preferred Stock would exceed the total number of shares of Common Stock then authorized by these Articles of Incorporation, as amended.

             n.  Issue  Tax.  The  issuance of certificates for shares of Common
                 ----------
Stock upon conversion of the Class D Preferred Stock, shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class D Preferred Stock which is being converted.

     Section 5.  Mandatory  Conversion.
                 ----------------------

             a. The Company may require the conversion of all of the outstanding Class D Preferred Stock (i) in conjunction with a Qualified Offering (as defined) or (ii) at any time after the first year anniversary of the First Issue Date if: (1) the Common Stock shall have been listed for trading on the New York Stock Exchange, the Nasdaq National Market System or the American Stock Exchange (each, an "Exchange"); (2) the Common Stock shall have traded on such
Exchange for a period of at least 20 consecutive trading days at a price per share of at least $22.37 (subject to appropriate adjustment for Recapitalization Events); and (3) the average daily trading volume of the Common Stock during such 20 consecutive trading day period shall be at least $1,000,000; provided,
                                                                       --------
that,  the  shares of Common Stock issuable upon such conversion shall have been
----
Registered (as defined) and listed on each securities exchange, over-the-counter market or on the Nasdaq National Market on which similar securities issued by the Company are then listed. "Registered" shall refer to a registration effected by preparing and filing with the Securities and Exchange Commission (the "Commission") a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering by the Commission of the effectiveness of such registration statement. A mandatory conversion pursuant to a Qualified Offering shall only be effected at the time of and subject to the closing of the Qualified Offering and upon written notice of such mandatory conversion delivered to all holders of Class D Preferred Stock at least seven (7) days prior to such closing. The Company shall deliver written notice of a mandatory conversion pursuant to clause (ii) of this paragraph (a) to all holders of Class D Preferred Stock at least seven (7) days prior to such conversion. For purposes of this paragraph (a), the term "Qualified Offering" shall mean the sale by the Company of its Common Stock or other equity interests in a firm commitment underwritten public offering at a purchase price per share in excess of $17.90 per share (subject to appropriate adjustment for Recapitalization Events) yielding net aggregate proceeds to the Company in excess of $30,000,000.

             b. On the date fixed for conversion, all rights with respect to the Class D Preferred Stock so converted will terminate upon conversion. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Class D Preferred Stock, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 4(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

             c. All certificates evidencing shares of Class D Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Class D Preferred Stock represented thereby converted into Common Stock for all purposes as of the date of conversion set forth in paragraph (a) above, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

     Section 6.    Mandatory  Exchange.
                   -------------------

             a. The Company shall be required to exchange all of the shares of Class D Preferred Stock on the twelfth anniversary of the First Issue Date for shares of Common Stock; provided, that, the shares of Common Stock so issued
                            --------  ----
shall have been Registered and listed on each securities exchange, over-the-counter market or on the Nasdaq National Market on which similar securities issued by the Company are then listed.

             b. The exchange price shall be paid by the Company in shares of Common Stock and shall be in an amount equal to the Liquidation Price, as defined in Section 2 (a) of this Certificate (the "Exchange Price"). The number of shares of Common Stock to be issued shall be determined by dividing (i) the Exchange Price by (ii) the average trading price per share of Common Stock for the 20 consecutive trading days immediately prior to the date fixed for redemption discounted by five percent (5%).

             c. The Company shall provide each holder of Class D Preferred Stock with a written notice of exchange (addressed to the holder at its address as it appears on the stock transfer books of the Company), not earlier than sixty (60) nor later than twenty (20) days before the date fixed for exchange. The notice of exchange shall specify (i) the class of shares to be exchanged;
(ii) the date fixed for exchange; (iii) the Exchange Price; and (iv) the place the holders of Class D Preferred Stock may obtain payment of the Exchange Price upon surrender of their certificates. If shares of Common Stock are available on the date fixed for exchange, then whether or not shares are surrendered for payment of the Exchange Price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Company with respect to the shares exchanged on and after the date fixed for exchange and shall be entitled to receive the Exchange Price without interest upon the surrender of the share certificate.

     Section 7.    Preemptive  Rights.
                   ------------------

             a. Each holder of the Class D Preferred Stock shall be entitled to a preemptive right to purchase its pro rata share of all or any part of any New
                                    --- ----
Securities (as defined) which the Company may, from time to time, sell and issue. Such holder's pro rata share, for purposes of this preemptive right, is
                       --- ----
the ratio that the number of whole shares of Common Stock into which the shares of Class D Preferred Stock held by such holder (including any Additional Shares) are convertible plus the number of shares of Common Stock then held by the holder as a result of the conversion of Class D Preferred Stock bears to the total number of shares of Common Stock of the Company on a fully-diluted basis.

             b. Except as set forth in the next sentence, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, "New Securities" does not include (i) securities offered to the public generally pursuant to a registration statement filed with the Commission and declared effective under the Securities Act, (ii) securities issued in connection with the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or in a transaction governed by Rule 145 under the Exchange Act, (iii) options exercisable for Common Stock issued to employees, officers, directors or consultants of the Company outstanding as of the First Issue Date or options issued to employees, officers, directors or consultants of the Company pursuant to the Employment Plan, the Executive Plan or the Director Plan or a stock option plan adopted by the Board of Directors and approved by a Supermajority the holders of Class D Preferred Stock after the First Issue Date, (iv) shares of Common Stock issued on conversion of outstanding Class D Preferred Stock; (v) shares of Common Stock issued upon exercise of rights, convertible securities or warrants (A) outstanding as of the First Issue Date or (B) issued in connection with the sale of Class D Preferred Stock under the Securities Purchase Agreement, (vi) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided, that,
                                                                 --------  ----
the preemptive rights established by this Section 7 shall apply with respect to the initial sale or grant by the Company of interests in its capital stock pursuant to such rights or agreements, or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

             c. In the event the Company proposes to undertake an issuance of New Securities, it shall give the holders of the Class D Preferred Stock written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each holder of Class D Preferred Stock shall have ten (10) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New
                                                      --- ----
Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

             d. In the event a holder fails to exercise such preemptive right within said forty-day period (each such holder a "Non-Electing Holder"), the Company shall give the holders that have elected to exercise such preemptive right within said forty-day period (each such holder an "Electing Holder") written notice of each Non-Electing Holder's failure to exercise its preemptive right to purchase its pro rata share of the New Securities (such securities, the
                      --- ----
"Additional New Securities"). Each Electing Holder shall have ten (10) days from the date of receipt of any such notice to elect to purchase up to its pro
                                                                             ---
rata  share  of  the  Additional  New Securities by giving written notice to the
----
Company and stating therein the quantity of such New Securities to be purchased.

             e. In the event any Electing Holder fails to exercise its preemptive right pursuant to paragraph (d) above within said thirty-day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of Additional New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the Additional New Securities not elected to be purchased by Electing Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company notice. In the event the Company has not sold the Additional New Securities or entered into an agreement to sell the Additional New Securities within said ninety-day period (or sold and issued Additional New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any of such Additional New Securities, without first offering such securities in the manner provided above.

             f. In the event no holders exercise their respective preemptive right pursuant to paragraph (c) above within said thirty-day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by holders of the Class D Preferred Stock at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without first offering such securities in the manner provided above.

     Section 8.    Events  of  Noncompliance.
                   -------------------------

             a.  Definition.  An  Event of Noncompliance shall have occurred if:
                 ----------

                 i. the Company fails to pay on any Dividend Payment Date the full amount of dividends then accrued on the Class D Preferred Stock, whether or not such payments are legally permissible or are prohibited by any agreement to which the Company is subject;

                 ii. the Company fails to exchange the Class D Preferred Stock as required hereunder, whether or not such redemption is legally permissible or is prohibited by any agreement to which the Company is subject;

                 iii. subject to subparagraph (iv) below, the Company breaches any provision of that certain Registration Rights Agreement dated as of June 2, 2000, by and among the Company, Sandler Capital Partners IV, L.P., Sandler Capital Partners IV FTE, L.P., CPP LLC and Oger Pensat Holdings Ltd. (the "Registration Rights Agreement") and fails to cure such breach within 45 days of notice thereof (in which case, the Event of Noncompliance shall be deemed to have occurred on the original date of such breach); or

                 iv. the Company breaches Section 2.1(a) of the Registration Rights Agreement.

             b.  Consequences  of  Events  of  Noncompliance.
                 -------------------------------------------

                 i. If an Event of Noncompliance has occurred, (1) the dividend rate on the Class D Preferred Stock set forth in Section 1(a) shall be deemed to increase immediately by an increment of twelve (12) percentage points and (2) all dividends on the Class D Preferred Stock thereafter shall be paid by the issuance of Additional Shares as set forth in Section 1(e). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists.

                 ii. If any Event of Noncompliance of the type described in subparagraph 8(a)(i) has occurred, for each such occurrence of the failure to pay on any Dividend Payment Date the full amount of dividends then accrued on the Class D Preferred, whether or not such payments are legally permissible or are prohibited by any agreement to which the Company is subject, the Conversion Price shall be reduced immediately by fifty percent (50%) from the Conversion Price in effect immediately prior to such adjustment. In no event shall any Conversion Price adjustment be rescinded.

                iii. If any Event of Noncompliance exists, each holder of Class D Preferred Stock shall also have any other rights which such holder is entitled to under the Securities Purchase Agreement or any other contract or agreement with such holder at any time and any other rights which such holder may have pursuant to applicable law."

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Statement of Resolution has been signed by the President of the Company this 1st day of June, 2000.

                                  TELSCAPE  INTERNATIONAL,  INC.


                                  By:  _________________________________
                                       Todd  M.  Binet
                                       President